                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 12, 1996 (except for Notes E and M, as to which the date is August 2, 1996) in the Registration Statement (Form SB-2 No. 333-15527) and related Prospectus of Teletouch Communications, Inc. for the registration of 447,500 shares of its common stock; 400,000 Benchmark Warrants to purchase common stock and 400,000 shares of common stock issuable upon the exercise of the Benchmark Warrants; 200,000 Underwriters' Warrants to purchase common stock and 200,000 shares of common stock issuable upon the exercise of the Underwriters' Warrants; 200,000 Class UW Warrants to purchase Modified Class A Warrants, 200,000 Modified Class A Warrants issuable upon the exercise of Class UW Warrants and 200,000 shares of common stock issuable upon the exercise of Modified Class A Warrants.



                                                        Ernst & Young LLP



Dallas, Texas

December 31, 1996